SECURED PROMISSORY NOTE

___________, 2001

U.S. $__________

     FOR VALUE RECEIVED, Burst.com, Inc., a Delaware corporation (“Maker”), hereby promises to pay to GORDON ROCK, or order (“Payee” or “Holder”), the principal sum of _______________________________ Dollars ($__________), payable as set forth herein, with interest at the rate of nine percent (9%) per annum payable on or before the earlier to occur of (i) a sale of all or substantially all of the assets of Maker or (ii) a transaction effecting a change in control of Maker whereby after such transaction the shareholders immediately prior to such transaction do not own a majority of the voting stock of Maker immediately after such transaction or (iii) ______________ (the “Due Date”). This Promissory Note (the “Note”) shall be secured by any and all assets of the Maker (the “Collateral”). The Collateral description is set forth more fully in a Security Agreement entered into by and between Maker and the original Holder hereof (the “Security Agreement”).

     All documents and instruments now or hereafter evidencing and/or securing the indebtedness evidenced hereby or any part thereof, including but not limited to this Note and the Security Agreement, are sometimes collectively referred to herein as the “Security Document(s).”

     All agreements in this Note and all other Security Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, for any circumstance whatsoever, fulfillment of any provision of this Note or any other Security Document at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Payee shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker.

     To secure the payment of this Note, Maker hereby grants to the Holder pursuant to the Security Agreement a first priority security interest in the Collateral.

     Upon default, the Holder may resort to any remedy, including immediate sale of the Collateral, available to a secured party under the Uniform Commercial Code.

     Upon the occurrence of any Event of Default as defined in the Security Agreement, Payee may, at its option and in its sole discretion, declare the entire balance of this Note to be immediately due and payable, and upon such declaration all sums outstanding and unpaid under this Note shall become and be in default, matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Maker or any other person, all of which are hereby expressly waived, anything in this Note or any other Security Documents to the contrary notwithstanding.

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     Maker shall pay to Payee all reasonable costs, expenses, charges, disbursements and attorneys’ fees incurred by Payee following an Event of Default in collecting, enforcing or protecting this Note or any other Security Documents or protecting the Collateral, whether incurred in or out of court, including appeals and bankruptcy proceedings.

     Payee and Maker hereby agree to trial by court and irrevocably agree to waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this Note or any other Security Document, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this Note or any other Security Document.

     This Note has been delivered to Payee and accepted by Payee in the State of California and shall be governed and construed generally according to the laws of said State except to the extent that creation, validity, perfection or enforcement of any liens or security interests securing this Note are governed by the laws of another jurisdiction. Venue of any action brought pursuant to this Note or any other Security Document, or relating to the indebtedness evidenced hereby or the relationships created by or under the Security Documents shall, at the election of the party bringing the action, be brought in a State or United States federal court in San Francisco, California. Maker and Payee each waives any objection to the jurisdiction of or venue in such court and to the service of process issued by such court and agrees that each may be served by any method of process described in the California Rules of Civil Procedure or Federal Rules of Civil Procedure. Maker and Payee each waives the right to claim that such court is an inconvenient forum or any similar defense.

     If, in any jurisdiction, any provision of this Note or the Security Documents shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Note or the Security Documents, and this Note or the Security Documents shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein. Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction.

     No waiver by the holder of any payment or other right under this Note or the Security Documents shall operate as a waiver of any other payment or right.

     As used in this Note, the term “person” shall include, but is not limited to, natural persons, corporations, partnerships, trusts, joint ventures and other legal entities, and all combinations of the foregoing natural persons or entities, and the term “obligation” shall include any requirement to pay any indebtedness and/or perform any promise, term, provision, covenant or agreement included or provided for in this Note or any other Security Document.

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Executed by the undersigned the year and day first above written.

Burst.com, Inc. —————————————— Richard D. Lang, Chief Executive Officer

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